Exhibit 99.1

NANOPHASE ANNOUNCES CHANGES IN PRINCIPAL OFFICERS AND DIRECTORS

Romeoville, IL, March 3, 2009 – Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced today that the Company accepted the resignation of Dr. Richard Brotzman, effective February 28th, as its Chief Technology Officer, so that he may pursue new entrepreneurial business opportunities. Dr. Brotzman was responsible for several of the Company’s key patents and served as technical liaison to many of the Company’s market partners, helping to bring Nanophase from a development stage company to a commercial enterprise.

The Company also accepted the resignation of Robert Haines, VP of Operations, effective February 28, 2009, who left the Company for health related reasons. Mr. Haines was the critical driver in the Company’s progression towards developing the world-class quality-driven volume manufacturing platform that has become one of its key strengths.

Nanophase also announced that Jess Jankowski has been elevated to the position of President & Chief Executive Officer and board director, effective February 28, 2009. Mr. Jankowski had been Nanophase’s Acting Chief Executive Officer since August of 2008. He will continue to serve also as Chief Financial Officer as the Company conducts a search for his replacement in that role. Don Perkins, the Company’s Chairman, commented that “Mr. Jankowski has earned the Board’s trust over the years and has impressed us with his vision for Nanophase and the team he has developed since he assumed leadership six months ago It is reassuring to note that Mr. Jankowski and his team hold an average of 8 years experience with Nanophase.”

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. Information about Nanophase may be found in the Company’s public filings or on its website.

All numbers in this release are approximate; refer to the financials accompanying the release for details. Earnings per share are stated as fully diluted. This press release contains words such as “expects”, ”shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10K filed March 14, 2008, and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.